UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2017
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Marathon Oil Corporation's annual meeting of stockholders was held on May 31, 2017. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. Following are the voting results on the matters voted upon at the meeting, all of which are described more fully in our 2017 Proxy Statement.
1. Each of our directors was elected for a term expiring in 2018.

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Gaurdie E. Banister, Jr.	636,227,467	4,074,681	636,495	112,286,823
Gregory H. Boyce	635,327,618	4,972,163	638,862	112,286,823
Chadwick C. Deaton	633,024,841	7,276,931	636,871	112,286,823
Marcela E. Donadio	636,277,599	4,051,409	609,635	112,286,823
Philip Lader	631,245,920	8,755,153	937,570	112,286,823
Michael E. J. Phelps	635,832,833	4,451,854	653,956	112,286,823
Dennis H. Reilley	632,993,960	7,295,221	649,462	112,286,823
Lee M. Tillman	634,939,457	5,383,510	615,676	112,286,823
2. PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2017.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
739,799,080	11,832,242	1,594,144
3. The compensation of our named executive officers was approved, on an advisory basis.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
616,118,189	23,242,320	1,578,134	112,286,823
4. An annual advisory vote on compensation for our named executive officers was approved, on an advisory basis.

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	VOTES ABSTAINED	BROKER NON-VOTES
531,861,181	1,159,072	106,861,966	1,056,424	112,286,823

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

May 31, 2017	By:	/s/ Gary E. Wilson
Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer